Exhibit 10.1

AMENDED AND RESTATED MBIA INC.

OMNIBUS INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of The Amended and Restated MBIA Inc. Omnibus Incentive Plan (the “Plan”) are to promote the interests of MBIA Inc. and its stockholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of MBIA Inc.

SECTION 2. DEFINITIONS

(a) Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 8, inclusive.

“Award Agreement” means an agreement between the Company and a Participant, setting out the terms and conditions relating to an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful failure by the Participant to perform substantially his duties as an Employee (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the company or any Subsidiary.

“Change in Control” shall be deemed to have occurred if:

(i) any person (within the meaning of Section 3(a)(9) of the Act), including any group (within the meaning of Rule 13d-5(b) under the Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power (as defined below) of the Company’s securities; or

(ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

(iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the stockholders of the Company (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event.

“Change in Control Price” means, (i) with respect to Awards other than Options, the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs and (ii) with respect to Options, the Fair Market Value of the Common Stock on the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation & Organization Committee of the Board or such other committee of the Board as the Board shall designate from time to time, consisting of two or more members, each of whom is intended to be an “independent” director under New York Stock Exchange Listing requirements and a “Non-Employee Director” within the meaning of Rule 16b- 3, as promulgated under the Act.

“Common Stock” means the common stock of the Company, par value $1.00 per share.

“Company” means MBIA Inc., a Connecticut corporation, and any successor thereto.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan, provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement.

“Dividend Equivalent” means the right, granted under Section 8 of the Plan, to receive payments in cash or in shares of Common Stock, based on dividends with respect to shares of Common Stock.

“Eligible Director” means a director of the Company who is not an employee of the Company or any Subsidiary.

“Employee” means any officer or employee of the Company or any Subsidiary.

“Employer” means the Company and any Subsidiary.

“Fair Market Value” means, on any date, the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Option” means a stock option granted under Section 7. Options granted under the Plan are not intended to qualify as incentive stock options under section 422 of the Code.

“Participant” means an Employee or Eligible Director who is selected by the Committee to receive an Award under the Plan.

“Performance Cycle” means the period of years selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares, Performance Units, performance-based Restricted Stock or performance- based Restricted Stock Units has been earned or vested.

“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which an award of Performance Shares, Performance Units, performance-based Restricted Stock or performance-based Restricted Stock Units has been earned or vested.

“Performance Share” means an award granted pursuant to Section 5 of the Plan of a contractual right to receive a share of Common Stock (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

“Performance Unit” means a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock and Restricted Stock Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Common Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a Common Stock denominated unit contingently awarded under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s employment upon six months advance written notice, at or after the Participant (i) reaches age 55 and (ii) has completed at least five years of service.

“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power or in which the Company has, either directly or indirectly, a material equity interest and which the Committee has designated as a “Subsidiary” for purposes of this definition.

“Termination of Service” means the date upon which a non-employee director ceases to be a member of the Board.

“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

(b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. POWERS OF THE COMMITTEE

(a) Eligibility. Each Employee and Eligible Director who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company, is eligible to be a Participant in the Plan.

(b) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees and Eligible Directors, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times. With respect to Awards granted on or after May 5, 2020, subject to Section 9, Awards granted under the Plan shall not vest prior to the one- year anniversary of the date of grant, except as may be provided in the event of a Participant’s death, Disability, Retirement or involuntary termination by the Company without Cause; provided that up to five percent of the shares of Company Stock subject to the aggregate share reserve set forth in Section 4 may be subject to Awards that are not subject to the foregoing vesting restriction.

(c) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, stockholders, Employers, each Participant and each Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

(d) Delegation by the Committee. The Committee may delegate to the Chief Executive Officer of the Company the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Act, pursuant to such conditions and limitations as the Committee may establish.

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Common Stock that are available for Awards shall be 17,750,000 shares of Common Stock. Any shares issued under the Plan in connection with Options shall be counted against this limit as one share for every one share covered by such Option; for Awards other than Options, any shares issued shall be counted against this limit as 1.28 shares for every one share issued. Shares of Common Stock may be made available from Common Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose. Awards may be granted under the Plan in order to cover shares issuable in connection with awards made under the MBIA Annual Incentive Plan and any other plans, arrangements or agreements of the Company, as in effect from time to time. Shares issued under the Plan in connection with awards that are assumed, converted or substituted pursuant to a merger or an acquisition will not count against the share reserve under this Section 4.

(a) Canceled, Terminated, or Forfeited Awards, etc. If any Award granted hereunder expires, is settled for cash or is terminated unexercised, any shares of Common Stock covered by such lapsed, canceled, cash-settled or expired portion of such Award shall become available for new grants under this Plan, provided that any such shares previously subject to Options shall be counted as one share for every one share covered by such Option and any such shares previously subject to Awards other than Options shall be counted as 1.28 shares for every one share under such initial Award. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares available for Awards under paragraph (a) of this Section: (i) shares tendered by the Participant or withheld by the Company in payment of the exercise price of Options, or to satisfy any tax withholding obligation with respect to Awards, and (ii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(b) Individual Award Limitations. No Participant may receive a grant of more than 1 million shares of stock in respect of Performance Shares and performance-based Restricted Stock and Restricted Stock Units under the Plan in any one year period. No Participant may receive a grant of Options on more than 1 million shares of Stock under the Plan in any one year period. No Participant may receive a payout for Performance Units under the Plan in any one year period with a value of more than $5 million (or the equivalent of such amount denominated in the Participant’s local currency). The maximum number of shares of Common Stock subject to Awards granted during any one year period to any Eligible Director, taken together with any cash fees paid during the year to the Eligible Director, in respect of the Eligible Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $850,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(c) Adjustment in Capitalization. In the event that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold under the Plan, including, without limitation, the individual limitations described in Section 4(c) above and any limits on the types of Awards that may be made under the Plan, (ii) the number and kind of shares subject to outstanding Options and other Awards, and (iii) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award. Unless the Committee shall otherwise determine, following any such adjustment, the number of shares subject to any Option or other Award shall always be a whole number.

SECTION 5. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

(b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of the Performance Goals or the occurrence of any event or events, including a Change in Control, specified by the Committee, either at or after the grant date. Performance Goals may be based upon such Performance measures as the Committee determines. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Any adjustments to such Performance Goals shall be approved by the Committee. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall determine the number of Performance Shares and the number and value of Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals. The Committee may decrease the amount otherwise payable to any Participant hereunder based on individual performance or any other factors that the Committee shall deem appropriate.

(c) Payment of Awards. Payment or delivery of Common Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under paragraph 5(b) above, provided that (i) payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 9(a)(ii) shall be distributed in accordance with Section 9(a)(iii). The Committee shall determine whether earned Performance Shares and earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee’s determination under paragraph 5(b) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service.

(d) Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Cycle.

(e) Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Performance Shares and Performance Units upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, a Participant’s Performance Shares and Performance Units shall continue to be earned and paid in accordance with their terms following the Participant’s Retirement (as though the Participant continued in employment or service with the Company following the Participant’s Retirement).

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Stock shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time). No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.

(b) Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, the Restriction Period shall lapse in accordance with the schedule provided in Participant’s restricted stock agreement. The Restriction Period may lapse with respect to portions of Restricted Stock and Restricted Stock Units on a pro rata basis or periodically, or it may lapse at one time with respect to all Restricted Stock and Restricted Stock Units in an Award. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Award. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Restricted Stock and Restricted Stock Units (in lieu of, or in addition to, time-based vesting) during a Performance Cycle selected by the Committee.

(c) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock Awards, the Company shall remove the restrictions applicable to the bookkeeping entry evidencing the Restricted Stock Awards, and shall, upon request, evidence the issuance of such shares free of any restrictions imposed under the Plan. At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) the Fair Market Value of one share of Common Stock as of such payment date, (ii) one share of Common Stock or (iii) any combination of cash and shares of Common Stock.

(d) Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Restricted Stock and Restricted Stock Units upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Retirement, the Restricted Period shall end and restrictions on the shares of Restricted Stock and Restricted Stock Units granted under the Plan shall lapse.

SECTION 7. STOCK OPTIONS

(a) Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. Notwithstanding the preceding sentence, Options granted as replacement Awards for awards that are assumed, converted or substituted pursuant to a merger or acquisition may have an exercise price less than the Fair Market Value of the Common Stock on the date of grant. Other than pursuant to Section 4(c) or Section 9, the Committee shall not without the approval of the Company’s stockholders (i) lower the exercise price of an Option after it is granted, (ii) cancel an Option when the exercise price exceeds the Fair Market Value of the share of Common Stock in exchange for cash or another Award, or (iii) take any action with respect to an Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(c) Vesting and Exercisability. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, each Option awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the Participant’s option agreement, but in no event later than ten years from the date of grant. Options may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Option. The Committee may also establish performance conditions with respect to the exercisability of any Option. No Option shall be exercisable on or after the tenth anniversary of its grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment. No Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock owned by the optionee for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price, (iv) to the extent permitted by the Committee, through an arrangement with a broker approved by the Company (or through an arrangement directly with the Company) whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock, or (v) to the extent permitted by the Committee, through net settlement in Common Stock. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

(e) Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Options upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Retirement, Options granted under the Plan shall continue to become exercisable in accordance with Section 7(b) of the Plan as if such Participant remained in the Company’s employ for an additional four years (or such lesser period as the Committee may specify at or after grant) following Retirement, and shall remain exercisable until the earlier of (i) the fourth anniversary (or such lesser period as the Committee may specify at or after grant) of the Participant’s Retirement and (ii) the date on which the Options otherwise expires in accordance with its stated term.

SECTION 8. DIVIDEND EQUIVALENTS

Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee. Notwithstanding the foregoing, except to the extent that any stock, property or extraordinary dividend would require an adjustment to such Award pursuant to Section 4(d), no Dividend Equivalents shall be payable in respect of any Option (whether vested or unvested) or any other type of Award that is unvested. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

SECTION 9. CHANGE IN CONTROL

(a) Accelerated Vesting and Payment.

(i) In General. Unless the individual Award Agreement provides otherwise and subject to the provisions of Sections 9(a)(ii) and 9(b), upon a Change in Control (A) all outstanding Options shall become vested and exercisable immediately prior to the Change in Control and (B) the Restriction Period on all outstanding Restricted Stock and Restricted Stock Units scheduled to vest solely based on continued employment or service for a fixed period of time shall lapse immediately prior to the Change in Control. Additionally, subject to the provisions of Sections 9(a)(ii) and 9(b), the Committee (as constituted prior to the Change in Control) shall provide that in connection with the Change in Control (x) each Option shall be canceled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the excess, if any, of the Change in Control Price over the exercise price for such Option and (y) each such share of Restricted Stock and each such Restricted Stock Unit shall be canceled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(ii) Performance Shares, Performance Units and Performance-Based Restricted Stock and Restricted Stock Units. Unless the individual Award Agreement provides otherwise, in the event of a Change in Control, each outstanding Performance Share and Performance Unit and each Award of Restricted Stock and Restricted Stock Units scheduled to vest based (in part or in whole) upon the achievement of specified Performance Goals shall be canceled in exchange for (A) a payment equal to the pro rata portion Award earned as of the date of the Change in Control, based on both performance achieved in respect of the relevant Performance Goals and the portion of the Performance Cycle that has been completed through the date of the Change in Control, and (B) with respect to the portion of the Award for which Performance Goals have been partially or fully satisfied as of the Change in Control date, but which relates to the uncompleted portion of the Performance Cycle, such unvested portion of the Award shall be converted into an equivalent valued Alternative Award (as described in Section 9(b)) of restricted stock or restricted stock units of the New Employer that will vest solely based upon the Participant’s continued employment or service through the end of the Performance Cycle to which the Award had previously been subject. If the New Employer declines to grant an Alternative Award as described in the preceding sentence, then such portion of the Award shall become fully vested and/or paid out upon such Change in Control. The intent of this Section 9(a)(ii) can be illustrated by the following example:

A Participant has been granted 60,000 Performance Shares subject to a 3-year Performance Cycle. At the end of the second year of the Performance Cycle, a Change in Control occurs and as of the Change in Control date, 50% of the relevant Performance Goals have been met. Under Section 9(a)(ii), the Participant will be entitled to receive a payment in respect of such Performance Shares equal to the value of 20,000 Performance Shares (i.e., 2/3 of 60,000, times 50%). Additionally, the Participant will be entitled to receive an Alternative Award of restricted stock or restricted stock units (or an immediate payment if the New Employer declines to grant such an Alternative Award) with a value equal to 10,000 Performance Shares (i.e., the portion of the Award that did not vest because it relates to the uncompleted portion of the Performance Cycle).

(iii) Payments. Payment of any amounts calculated in accordance with Sections 9(a)(i) and (ii) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash. To the extent permitted under Section 11(h), all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Change in Control. For purposes hereof, the fair market value of one share of stock of the New Employer shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control), in good faith.

(b) Alternative Awards. Notwithstanding Sections 9(a)(i) and 9(a)(iii), but subject to Section 11(h), no cancellation, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than performance-based Awards described under Section 9(a)(ii)) if the Committee reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i) be based on securities which are traded on an established United States securities market, or which will be so traded within 60 days of the Change in Control;

(ii) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined by the Committee in good faith at the time of the Change in Control); and

(iv) have terms and conditions which provide that if the Participant’s employment is involuntarily terminated other than for cause within 24 months following the Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

(c) Termination of Employment or Service Prior to Change in Control. To the extent provided by the Committee at or after the time of grant, and subject to Section 11(h), in the event that any Change in Control occurs as a result of any transaction described in clause (ii) or (iii) of the definition of such term, any Participant whose employment or service is involuntarily terminated other than for Cause on or after the date on which the stockholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 9), as continuing in the Company’s employment or service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

SECTION 10. AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Section 10, until December 31, 2030. The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of stockholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d), materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4(c), (iii) materially modify the requirements for participation in the Plan, or (iv) materially modify the Plan in any other way (including, but not limited to, lowering the exercise price of an outstanding stock option) that would require stockholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 11. GENERAL PROVISIONS

(a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals such amount required to be withheld.

(b) Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter- in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees and Eligible Directors, in cash or property, in a manner which is not expressly authorized under the Plan.

(d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e) No Rights as Stockholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.

(f) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut (without reference to the principles of conflicts of law).

(g) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) that shall lapse because of such postponement.

(h) Compliance with Code Section 409A. No Awards shall be granted, deferred, paid out or modified under this Plan in a manner that would result in the imposition of a penalty tax under section 409A of the Code.

(i) Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(j) Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which (i) an Option becomes exercisable, (ii) a Performance Share or Performance Unit is deemed earned, or (iii) Restricted Stock and Restricted Stock Units becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or in part.

(k) Deferrals. Subject to Section 11(h), (i) the Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan and (ii) a Participant may electively defer receipt of the shares of Common Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Common Stock issuable upon the exercise of an Option), in each case, upon such terms and conditions as the Committee may establish from time to time.

(l) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(m) No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(n) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

(o) Compliance with Company Policies. In addition to any limitations, constrains or restrictions on awards applicable under Section11(g), the granting and exercising of Awards hereunder and any obligations of the Company under the Plan, shall be subject to the Participant’s acceptance of and compliance with any policy that requires the Participant to return or otherwise disgorge all or any portion of the benefit associated with an Award granted hereunder or other compensation payable in respect of such Participant’s services due to a restatement of the Company’s financial statements. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or take any other action that it shall deem necessary or appropriate to assure the Participant’s acceptance of and compliance with such policy or to rectify any failure to comply with such policy. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) by reason of any action taken in accordance with this Section 11(o).

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